      As filed with the Securities and Exchange Commission on June 27, 2001
                                                      Registration No. 333-62264

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--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------
                                 AMENDMENT NO.1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                               ----------------
                           BANKATLANTIC BANCORP, INC.
             (Exact name of registrant as specified in its charter)

                               ----------------

                Florida                               65-05070804
                                        (I.R.S. Employer Identification Number)
    (State or other jurisdiction of
     incorporation or organization)

                          1750 East Sunrise Boulevard
                         Fort Lauderdale, Florida 33304
                                 (954) 760-5000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ----------------
                                 Alan B. Levan
          Chairman of the Board, Chief Executive Officer and President
                           BankAtlantic Bancorp, Inc.
                          1750 East Sunrise Boulevard
                         Fort Lauderdale, Florida 33304
                                 (954) 760-5000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
            Alison W. Miller                  Jonathan H. Talcott
     Stearns Weaver Miller Weissler            Alston & Bird LLP
       Alhadeff & Sitterson, P.A.        601 Pennsylvania Avenue, N.W.
  150 West Flagler Street, Suite 2400      North Building, 11th Floor
          Miami, Florida 33130             Washington, DC 20004-2601
             (305) 789-3200                      (202) 756-3300

                               ----------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
   If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE
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
                                               Proposed
                              Amount           Maximum     Proposed Maximum
    Title of Shares            to be        Offering Price     Aggregate        Amount of
    to be Registered        Registered       Per Share(1)  Offering Price(1) Registration Fee
---------------------------------------------------------------------------------------------
Class A Common Stock
 ($0.01 par value).....   5,175,000 shares      $7.105        $36,768,375       $9,193(2)

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(1) Estimated pursuant to Rule 457(c) under the Securities Act of 1933 based on the average of the high and low sales prices of the common stock as reported on the New York Stock Exchange on May 25, 2001 solely for the purpose of calculating the registration fee.
(2) Previously paid with the initial filing of the Registration Statement on June 4, 2001.

                               ----------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

This Amendment No. 1 to the Registration Statement on Form S-3 of BankAtlantic Bancorp, Inc. is being filed for the purpose of filing Exhibit 1 hereto.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

   The following table sets forth the expenses (other than underwriting discounts and commissions) to be borne by BankAtlantic Bancorp, Inc. (the "Registrant") in connection with the offering. All of the amounts shown are estimates except the SEC registration fee.

   SEC Registration Fee............................................... $  9,193
   Legal Fees and Expenses............................................  250,000
   Accounting Fees and Expenses.......................................   75,000
   Printing and Mailing Expenses......................................   75,000
   Miscellaneous Expenses.............................................   90,807
                                                                       --------
   TOTAL FEES AND EXPENSES............................................ $500,000
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

   Section 607.0850 of the Florida Business Corporation Act and the Restated Articles of Incorporation and Bylaws of the Registrant provide for indemnification of the Registrant's directors and officers against claims, liabilities, amounts paid in settlement and expenses in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"). In addition, the Registrant carries insurance permitted by the laws of the State of Florida on behalf of directors, officers, employees or agents which may cover liabilities under the Securities Act.

ITEM 16. EXHIBITS

   The following exhibits either are filed herewith or were previously filed, as indicated below:


   Exhibits Description
   -------- -----------
    1       Form of Underwriting Agreement between the Registrant and the
            Underwriters named therein.
    5       Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson,
            P.A. as to the validity of the shares of Class A Common Stock being offered.*
   23.1     Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson,
            P.A. (included in Exhibit 5).
   23.2     Consent of KPMG LLP.*
   24       Power of Attorney (included with signature pages to this
            Registration Statement).*

  --------
  *  Previously filed.

ITEM 17. UNDERTAKINGS

  (a) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (c) The Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Fort Lauderdale, State of Florida, on the 27th day of June, 2001.

                                          BANKATLANTIC BANCORP, INC.

                                          By:         /s/ Alan B. Levan
                                             ----------------------------------
                                                       Alan B. Levan
                                                  Chairman of the Board of
                                                         Directors
                                                Chief Executive Officer and
                                                         President

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                          Title                   Date
              ---------                          -----                   ----

        /s/ Alan B. Levan              Chairman of the Board,        June 27, 2001
______________________________________  Chief Executive Officer
            Alan B. Levan               and President (Principal
                                        Executive Officer)

              /s/ *                    Vice-Chairman of the Board    June 27, 2001
______________________________________
             John E. Abdo

        /s/ James A. White             Executive Vice President      June 27, 2001
______________________________________  and Chief Financial
            James A. White              Officer (Principal
                                        Financial and Accounting
                                        Officer)

              /s/ *                    Director                      June 27, 2001
______________________________________
          Steven M. Coldren

              /s/ *                    Director                      June 27, 2001
______________________________________
          Bruno L. DiGiulian

              /s/ *                    Director                      June 27, 2001
______________________________________
           Mary E. Ginestra

              /s/ *                    Director                      June 27, 2001
______________________________________
           Jarett S. Levan

              /s/ *                    Director                      June 27, 2001
______________________________________
            Ben A. Plotkin

              /s/ *                    Director                      June 27, 2001
______________________________________
             Dale Renner

              /s/ *                    Director                      June 27, 2001
______________________________________
      Charlie C. Winningham, II

        /s/ Alan B. Levan                                            June 27, 2001
*By: _________________________________
           Attorney-in-fact

                               INDEX TO EXHIBITS
                               -----------------

Exhibits       Description
--------       -----------

    1 Form of Underwriting Agreement between the Registrant and the Underwriters named therein.